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                                                                    EXHIBIT 99.3


                       Advanced Computing Techniques, Inc.

                              Financial Statements


                     Years ended December 31, 1997 and 1996
                       with Report of Independent Auditors


                                    Contents

Report of Independent Auditors...............................................  1

Balance Sheets...............................................................  2
Statements of Operations.....................................................  3
Statements of Stockholders' Equity...........................................  4
Statements of Cash Flows.....................................................  5
Notes to Financial Statements................................................  6

                         Report of Independent Auditors

Board of Directors and Stockholders
Advanced Computing Techniques, Inc.

We have audited the accompanying balance sheets of Advanced Computing Techniques, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Computing Techniques, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




March 2, 1998


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

                       Advanced Computing Techniques, Inc.

                                 Balance Sheets

                                                               December 31
                                                           1997          1996
                                                        ------------------------
Assets
Current assets:
  Cash and equivalents                                  $  109,202    $   19,943
  Accounts receivable                                    2,205,728     1,169,692
  Prepaid expenses and other current assets                 14,199         2,950
                                                        ------------------------
Total current assets                                     2,329,129     1,192,585

Fixed assets, net                                          287,482        93,131
 Other assets                                               14,646         9,518
                                                        ------------------------
 Total assets                                           $2,631,257    $1,295,234
                                                        ========================

Liabilities and stockholders' equity
Current liabilities:
  Accrued compensation                                  $  345,499    $  185,164
  Accounts payable and other accrued expenses              355,708       278,022
  Borrowings under line of credit                          323,705       115,521
  Due to stockholders                                       22,500        22,500
  Current portion of long-term debt                         34,000            --
  Deferred revenue                                         291,143        57,678
                                                        ------------------------
Total current liabilities                                1,372,555       658,885

Long-term debt, net of current portion                     127,500            --
                                                        ------------------------
Total liabilities                                        1,500,055       658,885

Commitments

Stockholders' equity:
  Common stock, no par value; authorized--5,000
   shares;
   issued and outstanding--300 shares                        1,000         1,000
  Retained earnings                                      1,130,202       635,349
                                                        ------------------------
Total stockholders' equity                               1,131,202       636,349
                                                        ------------------------
Total liabilities and stockholders' equity              $2,631,257    $1,295,234
                                                        ========================


See accompanying notes.

                       Advanced Computing Techniques, Inc.

                            Statements of Operations


                                                      Year ended December 31
                                                        1997           1996
                                                   ----------------------------
Revenues                                           $ 13,750,881    $  8,295,895
Cost of revenues                                      9,222,374       5,936,759
                                                   ----------------------------
Gross profit                                          4,528,507       2,359,136

Selling, general and administrative expenses          4,018,096       2,454,988
                                                   ----------------------------
Income (loss) from operations                           510,411         (95,852)

Interest expense                                        (11,730)         (9,002)
                                                   ----------------------------
Income (loss) before income taxes                       498,681        (104,854)
Income tax expense (benefit)                              3,828          (2,340)
                                                   ----------------------------
Net income (loss)                                  $    494,853    $   (102,514)
                                                   ============================


See accompanying notes.

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                       Advanced Computing Techniques, Inc.

                       Statements of Stockholders' Equity

                     Years ended December 31, 1997 and 1996

                                     Common Stock
                                    ---------------     Retained
                                    Shares   Amount     Earnings        Total
                                    --------------------------------------------
Balance at December 31, 1995           300   $1,000   $   737,863    $  738,863
  Net loss                              --       --      (102,514)     (102,514)
                                    -------------------------------------------
Balance at December 31, 1996           300    1,000       635,349       636,349
  Net income                            --       --       494,853       494,853
                                    -------------------------------------------
Balance at December 31, 1997           300   $1,000   $ 1,130,202    $1,131,202
                                    ===========================================


See accompanying notes.

                       Advanced Computing Techniques, Inc.

                            Statements of Cash Flows

                                                      Year ended December 31
                                                         1997           1996
                                                     --------------------------
Cash flows from operating activities
Net income (loss)                                    $   494,853    $  (102,514)
Adjustments to reconcile net income (loss) to
  net cash used in operating activities:
   Depreciation and amortization                          47,970         27,977
   Deferred income taxes                                      --         (3,883)
   Change in operating assets and liabilities:
     Accounts receivable                              (1,036,036)      (244,573)
     Prepaid expenses and other current assets           (11,249)        (1,700)
     Other assets                                         (5,128)           (21)
     Accrued compensation                                160,335         66,756
     Accounts payable and other accrued
     expenses                                             77,686        137,570
     Deferred revenue                                    233,465         57,678
                                                     --------------------------
Net cash used in operating activities                    (38,104)       (62,710)
                                                     --------------------------

Cash flows from investing activities
Purchases of fixed assets                               (242,321)       (50,929)
                                                     --------------------------
Net cash used in investing activities                   (242,321)       (50,929)
                                                     --------------------------

Cash flows from financing activities
Proceeds from long-term debt                             170,000             --
Repayment of long-term debt                               (8,500)            --
Borrowings under line of credit                          208,184        115,521
                                                     --------------------------
Net cash provided by financing activities                369,684        115,521
                                                     --------------------------

Net increase in cash and cash equivalents                 89,259          1,882
Cash and cash equivalents--beginning of year              19,943         18,061
                                                     --------------------------
Cash and cash equivalents--end of year               $   109,202    $    19,943
                                                     ==========================
Supplemental disclosure of cash flow
  information
Interest paid                                        $    12,000    $     9,000
                                                     ==========================
Income taxes paid                                    $     5,000    $        --
                                                     ==========================


See accompanying notes.


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

                       Advanced Computing Techniques, Inc.

                          Notes to Financial Statements

                                December 31, 1997

1. Description of Business

Advanced Computing Techniques, Inc. ("ACT" or the "Company") was incorporated in the State of Connecticut in December 1991. ACT is a provider of information technology services.

2. Summary of Significant Accounting Policies

Revenue Recognition

Revenue from time and materials contracts are recognized during the period in which the related services are provided. Revenue from fixed price contracts are recognized using the percentage-of-completion method. Cash payments received but unearned as of December 31, 1997 and 1996 are recorded as deferred revenue.

Cash and Equivalents

ACT considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1997, ACT has substantially all of its cash in one financial institution.

Fixed Assets

Fixed assets are stated at cost and depreciation on furniture, fixtures and equipment is calculated on the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Income Taxes

The Company, with the consent of its stockholders, has elected to be taxed as an S corporation pursuant to the Internal Revenue Code and certain state tax laws. As such, the Company has not been subject to federal and certain state income taxes and the stockholders have included the Company's taxable income or loss in their individual income tax returns. Income taxes in 1997 and 1996 primarily represent minimum state and local income taxes.


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

                       Advanced Computing Techniques, Inc.

                    Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and equivalents and accounts receivable. Concentrations of credit risk with respect to accounts receivables are limited due to the creditworthiness of customers comprising the Company's customer base. Management regularly monitors the creditworthiness of its customers and believes that it has adequately provided for any exposure to potential credit losses.

3. Fixed Assets

Fixed assets consist of the following:

                                                              December 31
                                                         1997             1996
                                                       -------------------------
Furniture and fixtures                                 $103,518         $ 39,896
Equipment                                               289,389          117,681
Leasehold improvements                                    6,991               --
                                                       -------------------------
                                                        399,898          157,577
Less accumulated depreciation
  and amortization                                      112,416           64,446
                                                       -------------------------
                                                       $287,482         $ 93,131
                                                       =========================


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                       Advanced Computing Techniques, Inc.

                    Notes to Financial Statements (continued)

4. Borrowings Under Line of Credit

During 1997, the Company obtained a $1,000,000 credit facility with a bank, expiring in August 1998 and bearing interest at the bank's prime rate (8.5% at December 31, 1997) plus 1.0%. Borrowings on the credit facility are based on 80% of eligible U.S. accounts receivable, as defined, and are collateralized by a security interest in substantially all of the Company's assets. The credit facility contains financial covenants relating to ACT's minimum tangible net worth and working capital. As of December 31, 1997, there was $323,705 outstanding under the line.

5. Long-Term Debt

During 1997, the Company obtained a $170,000 term loan from a bank. The term loan requires monthly principal payments of $2,833, plus interest, through August 2002 on the outstanding balance at a rate of 9% per annum. The term loan is collateralized by substantially all of the Company's assets.

Maturities of long-term debt are as follows:

       1998                                   $ 34,000
       1999                                     34,000
       2000                                     34,000
       2001                                     34,000
       2002                                     25,500
                                           ---------------
                                              $161,500
                                           ===============

6. Commitments

Future minimum lease payments relating to office space under noncancelable operating leases as of December 31, 1997 are as follows:

       1998                                   $186,000
       1999                                    189,000
       2000                                    191,000
       2001                                     48,000
                                           ---------------
                                              $614,000
                                           ===============

Rent expense was approximately $217,000 and $123,000 for the years ended December 31, 1997 and 1996, respectively.


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                       Advanced Computing Techniques, Inc.

                    Notes to Financial Statements (continued)

7. Pension Plan

The Company maintains a salary reduction profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers substantially all full-time employees. Employees may elect to defer up to a maximum of 15% of their pay, not to exceed $9,500 for 1997 or 1996. The employer is obligated to make a matching contribution for the employee of 1% of the first 4% of the employees' annual contribution. Employer contributions to the Plan for 1997 and 1996 were $30,042 and $23,882, respectively.

8. Profit Sharing Plan

The Company has a profit sharing plan that covers substantially all full-time employees. Contributions to the plan are discretionary and based on an integrated formula, as defined. For 1997 and 1996, contributions to the Plan charged to operations were $100,000 and $5,000, respectively.

9. Stockholders Agreements

All the stockholders are also partners in a related partnership that owns life insurance policies on each stockholder. The agreement obligates the partnership, upon the death or retirement of any stockholder, to purchase the deceased or retired stockholder' stock in the Company. The purchase price is established by a formula and is partially insured. Furthermore, the shareholders of the Company entered into agreements in December 1997 providing for certain deferred compensation benefits upon termination of employment, as defined.

10. Subsequent Event

Effective January 31, 1998, PRT Group Inc. purchased substantially all of the assets of the Company for approximately $12.8 million, subject to certain purchase price adjustments, as defined. On such date, ACT ceased to operate as a separate entity.


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